UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Termination of Paul T. Ahern

On July 12, 2005, CenterPoint Properties Trust (the “Company”) issued a press release announcing that its Board of Trustees has terminated the employment of Paul T. Ahern, Executive Vice President and Chief Operating Officer.  The Company previously announced Mr. Ahern was on administrative leave as of April 15, 2005.

Promotion of Sean P. Maher

On July 12, 2005, the Company announced the promotion of Sean P. Maher, 41, to Executive Vice President, Portfolio Operations.  Mr. Maher will supervise the Company’s six regional property managers and direct all portfolio activity including leasing and capital improvements.  Mr. Maher has served as a Senior Vice President and a member of the Company’s Investment Committee since 2000. Mr. Maher joined the Company in 1997 as Vice President of Investments and has been active in Chicago industrial real estate for 19 years. Prior to joining the Company, Mr. Maher was a real estate broker at CB Richard Ellis and Trammell Crow.  The material terms of Mr. Maher’s employment agreement with the Company are described in the Company’s Current Report on Form 8-K filed on May 19, 2005.

Item 8.01  Other Events

On July 12, 2005, the Company also announced the promotion of Neil P. Doyle to Senior Vice President, Development. Mr. Doyle will be responsible for sourcing, marketing, leasing and constructing industrial facilities and land developments in the South Region of Chicago.  Mr. Doyle joined the Company in 1997 and was promoted to Vice President, Development in 1998.  Prior to joining the Company, Mr. Doyle was employed in project management at Walsh Construction Company.

The press release announcing these developments is attached hereto as Exhibit 99.1 and filed herewith.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: July 13, 2005	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated July 12, 2005.